US Securities and Exchange Commission
                              Washington, DC 20549

                                    Form 8-K
                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 15, 1999

                             CONECTISYS CORPORATION
             (Exact name of registrant as specified in its charter)
        Colorado                    33-3560D                   84-1017107
(State or other jurisdiction       (Commission                (IRS Employer
     of incorporation)             File Number)             Identification No.)

       24730 AVENUE TIBBITS #130
          VALENCIA, CALIFORNIA                                     91355
 (Address of principle executive offices)                        (Zip Code)

       Registrant's telephone number, including area code: (661) 295-6763

Form 8-K: Dated: November 15, 1999
CONECTISYS CORPORATION
Commission File # 33-3560D

Item 6- Changes in Registrant's Board of Directors

Today Conectisys Corporation Board of Directors nominated and appointed the following new interim member to serve on the Company's Board of Directors until the next annual meeting of the shareholders:

Melissa Weger, Corporate Administrator, age 22, has been a great asset to the Company this past year. Along with her public relations responsibilities, Ms. Weger manages the daily office activities of the company. Her efforts include the drafting and publishing of the company's press releases as well as responding to inquires of the company's shareholders.

Ms. Weger will join current Board members Lawrence Muirhead and Chairman of Board Robert A. Spigno to form a three member Board of Directors.

This action was necessary to fill the vacancy left by Richard Dowler's resignation from the Board of Directors.


Dated: November 15, 1999             /s/ Robert A. Spigno
                                     ROBERT A. SPIGNO, President